Exhibit 2.1.2

FLORIDA DEPARTMENT OF STATE
Division of Corporations

January 14, 2008

MICHAEL ANTHONY
330 CLEMATIS STREET, SUITE 217
WEST PALM BEACH, FL 33401

The Articles of Merger were filed on January 10, 2008, for SILVER STAR INTERNATIONAL, INC., the surviving Delaware entity not authorized to transact business in Florida.

Should you have any further questions regarding this matter, please feel free to call (850) 245-6050, the Amendment Filing Section.

Carol Mustain
Regulatory Specialist II
Division of Corporations	Letter Number: 908A00002783

P.O. BOX 6327 -Tallahassee, Florida 32314

COVER LETTER

TO: Amendment Section
Division of Corporations

SUBJECT: Silver Star International, Inc.
(Name of Surviving Corporation)

The enclosed Articles of Merger and fee are submitted for filing.

Please return all correspondence concerning this matter to following:

Michael Anthony

(Contact Person)

Silver Star International, Inc.

(Firm/Company)

c/o 330 Clematis Street, Suite 217

(Address)

West Palm Beach, FL 33401

(City/State and Zip Code)

For further information concerning this matter, please call:

Michael Anthony	At (561) 514-0936
(Name of Contact Person)	(Area Code & Daytime Telephone Number)

☐  Certified copy (optional) $8.75 (Please send an additional copy of your document if a certified copy is requested)

STREET ADDRESS: Amendment Section Division of Corporations Clifton Building 2661 Executive Center Circle Tallahassee, Florida 32301	MAILING ADDRESS: Amendment Section Division of Corporations P.O. Box 6327 Tallahassee, Florida 32314

ARTICLES OF MERGER
(Profit Corporations)

The following articles of merger are submitted in accordance with the Florida Business Corporation Act, pursuant to section 607.1105, Florida Statutes.

First: The name and jurisdiction of the surviving corporation:

Name	Jurisdiction	Document Number
(If known/ applicable)

Silver Star International, Inc.	Delaware

Second: The name and jurisdiction of each merging corporation:

Name	Jurisdiction	Document Number
(If known/ applicable)

Silver Star International, Inc.	Florida	P94000075156

Third: The Plan of Merger is attached.

Fourth: The merger shall become effective on the date the Articles of Merger are filed with the Florida Department of State.

OR    ____/____/____    (Enter a specific date. NOTE: An effective date cannot be prior to the date of filing or more than 90 days after merger file date.)

Fifth: Adoption of Merger by surviving corporation - (COMPLETE ONLY ONE STATEMENT)
The Plan of Merger was adopted by the shareholders of the surviving corporation on January 03, 2008

The Plan of Merger was adopted by the board of directors of the surviving corporation on _______________ and shareholder approval was not required.

Sixth: Adoption of Merger by merging corporation(s) (COMPLETE ONLY ONE STATEMENT)
The Plan of Merger was adopted by the shareholders of the merging corporation(s) on January 03, 2008

The Plan of Merger was adopted by the board of directors of the merging corporation(s) on ________________ and shareholder approval was not required.

(Attach additional sheets if necessary)

Seventh: SIGNATURES FOR EACH CORPORATION

Name of Corporation	Signature of an Officer or Director	Typed or Printed Name of Individual & Title

Silver Star International, Inc.	/s/ Michael Anthony	Michael Anthony, President & CEO
Silver Star International, Inc.	/s/ Michael Anthony	Michael Anthony, President & CEO

PLAN OF MERGER
(Non Subsidiaries)

The following plan of merger is submitted in compliance with section 607.1101, Florida Statutes, and in accordance with the laws of any other applicable jurisdiction of incorporation.

First: The name and jurisdiction of the surviving corporation:

Name	Jurisdiction

Silver Star International, Inc.	Delaware

Second: The name and jurisdiction of each merging corporation:

Name	Jurisdiction

Silver Star International, Inc.	Florida

Third: The terms and conditions of the merger are as follows:

Fourth: The manner and basis of converting the shares of each corporation into shares, obligations, or other securities of the surviving corporation or any other corporation or, in whole or in part, into cash or other property and the manner and basis of converting rights to acquire shares of each corporation into rights to acquire shares, obligations, or other securities of the surviving or any other corporation or, in whole or in part, into cash or other property are as follows:

Each issued share of the Non-Surviving Corporation immediately before the effective time and date of the merger shall be converted into one share of the same class of stock of the Surviving Corporation. The issued shares of the Surviving Corporation shall not be converted or exchanged in any manner, but each said share which is Issued at the effective time and date of the merger shall continue to represent one issued share of the Surviving Corporation.

(Attach additional sheets if necessary)

THE FOLLOWING MAY BE SET FORTH IF APPLICABLE:

Amendments to the articles of incorporation of the surviving corporation are indicated below or attached:

None

OR

Restated articles are attached:

Other provisions relating to the merger are as follows:

The directors and officers of the Surviving Corporation, which are the same as the directors and officers of the Non-Surviving Corporation, at the effective time and date of the merger shall be the members of the first Board of Directors and the first officers of the Surviving Corporation, all of whom shall hold their respective offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the bylaws of the Surviving Corporation.